CUSIP No.	830566 10 5	13D
Exhibit 99.1
AGREEMENT PURSUANT TO RULE 13d-1(k)(1)(iii)
CONCERNING JOINT SCHEDULE 13D FILING
          The undersigned each agree, in connection with their beneficial ownership of capital stock of Skechers U.S.A., Inc. (i) that a Schedule 13G shall be filed jointly by them pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with any amendments to the Schedule 13G that from time to time may be required; and (ii) that the Schedule 13G and any such amendments are filed on behalf of each of them. The undersigned acknowledge their respective responsibilities as set forth in Rule 13d-1(k)(1) promulgated under the Exchange Act.
          This Agreement may be executed in counterparts.
Date: September 21, 2009

/s/ Gil Schwartzberg

Gil Schwartzberg

Robert Y. Greenberg 2009 Annuity Trust

By:	/s/ Gil Schwartzberg
Name: Gil Schwartzberg
Title: Trustee

M. Susan Greenberg 2009 Annuity Trust

By:	/s/ Gil Schwartzberg
Name: Gil Schwartzberg
Title: Trustee